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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 1, 2000, except for the last paragraph of
Note 3 and Note 13 as to which the date is February 29, 2000, in the Registration Statement (Form S-4) and related Prospectus of Midway Airlines Corporation for the registration of $197,572,000 in Pass Through Certificates, Series 2000-1.

   We also consent to the incorporation by reference therein of our report dated February 1, 2000, except for the last paragraph of Note 3 and Note 13 as to which the date is February 29, 2000 with respect to the financial statement schedule of Midway Airlines Corporation for the years ended December 31, 1999, 1998 and 1997 included in the Annual Report (Form 10-K) for 1999 filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Raleigh, North Carolina
January 23, 2001